EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
General Communication, Inc.:


         We consent to the incorporation by reference in the registration statement on Form S-8 of General Communication, Inc. of our report dated February 20, 2004, with respect to the consolidated balance sheets of General Communication, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows, for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which reports appear in the December 31, 2003, annual report on Form 10-K of General Communication, Inc. The audit report covering the December 31, 2003 financial statements refers to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003.

                                                     KPMG LLP


                                                        /s/

Anchorage, Alaska

July 28, 2004